SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	January 4, 2005

INTERSTATE GENERAL COMPANY, LP
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-9393 (Commission File Number)	52-1488756 (I.R.S. Employer Identification No.)

105 West Washington Street - Suite 4

P. O. Box 1280

Middleburg, Virginia 20118

(Address of principal executive offices)(Zip Code)

(540) 687-3177
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 -	Securities and Trading Markets
Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The registrant reported today that it had received notice from the Pacific Stock Exchange ("PCXE") that IGC is not in compliance with the requirements for continued listing of the Company's Class A Units (the "Units") on the PCXE. Trading in the Company's Units was suspended by the PCXE effective before the opening of business on December 29, 2004.

The PCXE will conduct a formal review of the Company's listing status on January 20, 2005 in order to determine whether continued listing is appropriate. The PCXE has requested that the Company submit in writing any relevant information for its consideration at such hearing. As noted in the Company's previous press releases relating to its delisting by the American Stock Exchange ("AMEX"), IGC does not have available resources to bring the Company into compliance with the PCXE's listing qualification. Accordingly, the Company expects the PCXE will decide to delist its Units at the close of business on January 20, 2005. IGC does not intend to appeal the expected decision to delist the Company's Units.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.
99	Press release of the registrant, dated January 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2005	/s/
James J. Wilson, Chairman, Chief Executive Officer

Date: January 4, 2005	/s/
Mark Augenblick, President, Chief Operating Officer

Date: January 4, 2005	/s/
Sheri Raleigh, Assistant Vice President / Controller